As filed with Securities and Exchange Commission on August 20, 2002

                                                      Registration No. 333-80655
================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           DOLLAR GENERAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Tennessee                                        61-0502302
(State or other jurisdiction of                  (I.R.S. employer identification
incorporation or organization)                               number)


                           Dollar General Corporation
                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                                 (615) 855-4000
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ______________________________

                 Please address a copy of all communications to:
                                Susan S. Lanigan,
             Vice President, General Counsel and Corporate Secretary
                           Dollar General Corporation
                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                                 (615) 855-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ______________________________
                                   Copies to:
                               Gregory V. Gooding
                              Debevoise & Plimpton
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 909-6000

         Approximate  date of  commencement  of the proposed sale to the public:
From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

         This Post-Effective Amendment shall become effective in accordance with
Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

                          DEREGISTRATION OF SECURITIES

         On June 14, 1999 Dollar General Corporation ("Dollar General") filed a registration statement on Form S-3 No. 333-80655 (the "Registration Statement") which registered 3,750,000 shares of Dollar General common stock, par value $.50 per share (the "Common Stock"), for sale by Dollar General pursuant to the Dollar General Direct Stock Purchase Plan, effective June 14, 1999 (the "Plan"). The Plan promotes long-term ownership in Dollar General by (i) offering shareholders and non-shareholders a cost-effective method of purchasing shares of Dollar General directly from Dollar General; (ii) enabling shareholders to increase their holdings in Dollar General by reinvesting their cash dividends; and (iii) enabling current participants of the Plan to purchase additional shares of Dollar General by reinvesting their cash investments. 404,269 shares of Common Stock have been sold pursuant to the Registration Statement. Dollar General hereby amends the Registration Statement to deregister the 3,345,731 shares of Common Stock that remain unsold pursuant to the Registration Statement as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Dollar General Corporation (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment No. 1 on Form S-3 and (ii) has duly caused this post-effective amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on August 12, 2002.

                                          DOLLAR GENERAL CORPORATION


                                          By:  /s/ Cal Turner
                                               -------------------------------
                                               Name:  Cal Turner
                                               Title:  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


          Signature                             Title                              Date
          ---------                             -----                              ----

                                     Chairman of the Board and Chief
/s/ Cal Turner                       Executive Officer (Principal
-----------------------------        Executive Officer)                      August 12, 2002
    Cal Turner

/s/ Donald S. Shaffer                President and Chief Operating
-----------------------------        Officer                                 August 12, 2002
    Donald S. Shaffer

/s/ James J. Hagan                   Executive Vice President and Chief
-----------------------------        Financial Officer
   James J. Hagan                    (Principal Financial Officer)           August 12, 2002


/s/ Robert A. Lewis                  Vice President and Controller           August 12, 2002
-----------------------------
    Robert A. Lewis

/s/ David L. Bere
-----------------------------
    David L. Bere                    Director                                August 12, 2002


/s/ Dennis C. Bottorff
-----------------------------
    Dennis C. Bottorff               Director                                August 12, 2002


/s/ Barbara L. Bowles
-----------------------------
    Barbara L. Bowles                Director                                August 12, 2002


/s/ James L. Clayton
-----------------------------
    James L. Clayton                 Director                                August 12, 2002


/s/ Reginald D. Dickson
-----------------------------
    Reginald D. Dickson              Director                                August 12, 2002


/s/ E. Gordon Gee
-----------------------------
    E. Gordon Gee                    Director                                August 12, 2002


/s/ John B. Holland
-----------------------------
    John B. Holland                  Director                                August 12, 2002


/s/ Barbara M. Knuckles
-----------------------------
    Barbara M. Knuckles              Director                                August 12, 2002


/s/ James D. Robbins
-----------------------------
    James D. Robbins                 Director                                August 12, 2002


/s/ David M. Wilds
-----------------------------
    David M. Wilds                   Director                                August 12, 2002


/s/ William S. Wire II
-----------------------------
    William S. Wire II               Director                                August 12, 2002

